Exhibit 10.16

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”), dated November 8, 2012, is by and between PositiveID Corporation (the “Company”) and JMJ Financial (“JMJ”).

WHEREAS, the Company and JMJ entered into a $445,000 Promissory Note effective on August 15, 2012 (the “Note”);

WHEREAS, in consideration for $1,000 cash payment and for entering into the Note, the Company issued a Common Stock Purchase Warrant Document W-08152012 with an Aggregate Exercise Amount of $50,000 and an Exercise Price of $0.018 per share; and

WHEREAS, the Company desires that JMJ accelerate the next payment and pay an additional $100,000 under the Note.

NOW, THEREFORE, the parties agree as follows:

1.
Payment on the Note.  On the Effective Date, JMJ shall pay $100,000 to the Company under the Note by wire transfer of immediately available funds.  In consideration for this accelerated payment and the $1,000 total additional consideration as described in Section 2 and 3 below, the Company shall issue a Common Stock Purchase Warrant and 1,850,000 shares of common stock of the Company as provided herein.

2.
Issuance of Warrant.  On the Effective Date, JMJ shall pay $500 to the Company by wire transfer of immediately available funds and the Company shall execute and deliver to JMJ a Common Stock Purchase Warrant in the form attached to this Agreement with an Initial Exercise Date of November 8, 2012, an Aggregate Exercise Amount of $50,000, and an Exercise Price of $0.02 per share (2,500,000 shares, subject to adjustment as described therein).

3.
Issuance of Common Stock.  On the Effective Date, JMJ shall pay $500 to the Company by wire transfer of immediately available funds and the Company shall deliver to JMJ, within ten days of the Effective Date, 1,850,000 duly and validly issued, fully-paid and non-assessable shares of common stock of the Company.

4.
Effective Date.  This Agreement will become effective only upon occurrence of the two following events:  execution and delivery of this Agreement and the Warrant by both the Company and JMJ, and delivery of the payment by JMJ set forth in Sections 1, 2, and 3 hereof (the “Effective Date”)

Please indicate acceptance and approval of this Agreement by signing below:

/s/ William J. Caragol	/s/ Justin Keener
William J. Caragol	JMJ Financial
Chief Executive Officer	Its Principal
PositiveID Corporation